PMI Mortgage Insurance Co.

  BULK PRIMARY FIRST LIEN MASTER POLICY

BULK QUALITY PROGRAM ENDORSEMENT

BULK QUALITY PROGRAM ENDORSEMENT TO

BULK PRIMARY FIRST LIEN MASTER POLICY,

FORMS UW 2510.00 (09/00) &

UW 2511.00 TX (09/00)

Section VI., C., (Representations and Reliance; Incontestability) is hereby deleted in its entirety and there is substituted in its place the following:

C.

Representations and Reliance; Incontestability  -  The Company is extending coverage under the Policy to Loans pursuant to the Bulk Quality Program in reliance upon the truth and accuracy of the information contained in the Application, including information in the Insured's Loan files and the statements made in the electronic transmittal of Loan information to PMI.  The Insured agrees that statements made by any First Party in any documents submitted to the Insured at the time the Loan is originated, are deemed to be the representations of the Insured. No Claim payable under this Policy with respect to a Loan, arising from a Default otherwise covered under the Policy, will be denied, nor will the Certificate for such Loan be rescinded based on any misrepresentation made by any person other than a First Party in the Application or in the electronic transmittal of Loan information to PMI.

All conditions of the Policy not modified by this Endorsement remain in full force and effect for all Loans insured under the Policy.

This Bulk Quality Program Endorsement attaches to Bulk Primary Master Policy Number 22825-1 and is effective as of August 1, 2006.